Exhibit 99.1

WMIH Corp. Announces Pricing of Offering of $1.7 Billion of Senior Notes

Seattle, June 29, 2018 – WMIH Corp. (NASDAQ: WMIH) (“WMIH”) today announced the pricing of the offering by Wand Merger Corporation, a direct wholly-owned subsidiary of WMIH (“Merger Sub”), of $950,000,000 8.125% Senior Notes due 2023 (the “2023 Notes”) and $750,000,000 9.125% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “Notes”). The 2023 Notes will bear interest at 8.125% per annum and will mature on July 15, 2023. The 2026 Notes will bear interest at 9.125% per annum and will mature on July 15, 2026.

Interest on the Notes will be payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2019.

On February 12, 2018, WMIH entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub and Nationstar Mortgage Holdings Inc. (“Nationstar”), pursuant to which Merger Sub will merge (the “Merger”) with and into Nationstar with Nationstar surviving the Merger as a wholly-owned subsidiary of WMIH. WMIH intends to use the net proceeds from the offering of the Notes as part of its financing for the Merger.

The offering is expected to close on or around July 13, 2018, subject to customary closing conditions. The proceeds of the offering will be deposited in escrow, with such proceeds to be released to finance the consummation of the Merger subject to the satisfaction of customary conditions. Upon consummation of the Merger, Nationstar will assume all of Merger Sub’s obligations under the Notes. The Notes will be guaranteed on a joint and several basis by WMIH and wholly-owned domestic subsidiaries of Nationstar (other than certain excluded subsidiaries).

The offering of the Notes was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to investors who are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in WMIH’s Securities and Exchange Commission filings. Past results of WMIH are not necessarily indicative of future results. WMIH does not undertake any obligation to update any forward-looking statement.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving WMIH and Nationstar. WMIH has filed a registration statement on Form S-4, and WMIH and Nationstar each filed the definitive joint proxy statement/prospectus with the SEC on May 31, 2018. The definitive joint proxy statement/prospectus was sent to the stockholders of WMIH and Nationstar on or about June 1, 2018, after the registration statement on Form S-4 was declared effective by the SEC on May 31, 2018. WMIH and Nationstar may also file other documents with the SEC regarding the proposed merger transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any investment decision, investors and security holders of WMIH and Nationstar are urged to carefully read the entire registration statement and definitive joint proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by WMIH and Nationstar with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by WMIH may be obtained free of charge from WMIH at www.wmih-corp.com, and the documents filed by Nationstar may be obtained free of charge from Nationstar at www.nationstarholdings.com. Alternatively, these documents, when available, can be obtained free of charge from WMIH upon written request to WMIH Corp., 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104, Attn: Secretary, or by calling (206) 922-2957, or from Nationstar upon written request to Nationstar Mortgage Holdings Inc., 8950 Cypress Waters Blvd, Dallas, TX 75019, Attention: Corporate Secretary, or by calling (469) 549-2000.

CONTACT

Helen Grayson

206-922-2957

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